THIRD AMENDMENT TO LOAN AGREEMENT


     This THIRD AMENDMENT TO LOAN AGREEMENT (the "Agreement") is dated as of the 31st day of October, 2000 and is by and between SUMMIT BANK, a banking institution of the State of New Jersey having an office at 250 Moore Street Hackensack, New Jersey 07601 (the "Bank"); and KAYE GROUP iNC., a Delaware corporation having its principal executive offices located at 122 East 42nd Street, New York, New York 10168 (the "Borrower").

                                   WITNESSETH:

     WHEREAS, the Borrower and the Bank have heretofore entered into that certain Loan Agreement dated June 24, 1998, as amended by a First Amendment to Loan Agreement dated as of July 31, 1999 and as further amended by a Second Amendment to Loan Agreement dated as of November 1, 1999 (the "Loan Agreement"); and

     WHEREAS, the Borrower has requested the Bank to make certain additional amendments to the Loan Agreement and the Bank has agreed to do so upon the terms and conditions described herein.

     NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1. Defined Terms. Except as otherwise indicated herein, all words and terms defined in the Loan Agreement shall have the same meanings when used herein.

     2.  Amendment to Loan  Agreement.  The  following  definition  appearing in
Section 1.1 of the Loan Agreement is hereby amended to read in its entirety as follows:

     "Revolving Loan Termination Date" shall mean January 31, 2001.

     3. Substitute Note. Concurrently herewith, the Borrower is executing and delivering to the Bank a substitute revolving note in the maximum principal amount of $4,500,000 (the "Substitute Note") in substitution for, but not in repayment of, that certain Substitute Revolving Note dated as of November 1, 1999 in the maximum principal amount of $4,500,000 (the "Prior Note") previously issued by the Borrower to the Bank. The execution and delivery by the Borrower of the Substitute Note pursuant to the provisions hereof shall not constitute a refinancing, repayment, accord and satisfaction or novation of the Prior Note or the indebtedness evidenced thereby.

     4. Representations and Warranties. In order to induce the Bank to enter into this Agreement and amend the Loan Agreement as provided herein, the Borrower hereby represents and warrants to the Bank that:

          (a) All of the representations and warranties of the Borrower set forth in Article IV of the Loan Agreement are true, complete and correct in all material respects on and as of the date hereof with the same force and effect as if made on and as of the date hereof and as if set forth at length herein (except that representations and warranties which are expressly stated to be as of a certain date are true, complete and correct in all material respects as of such certain date).


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          (b) No Default or Event of Default presently exists and is continuing on and as of the date hereof.

          (c) Since the date of the Borrower's most recent financial statements delivered to the Bank, no material adverse change has occurred in the business, assets, liabilities, financial condition or results of operations of the Borrower, and no event has occurred or failed to occur which is likely to have a material adverse effect on the business, assets, liabilities, financial condition or results of operations of the Borrower.

          (d) The Borrower has full power and authority to execute, deliver and perform any action or step which may be necessary to carry out the terms of this Agreement and all other agreements; documents and instruments executed and delivered by the Borrower to the Bank concurrently herewith or in connection herewith (collectively, the "Amendment Documents"); each Amendment Document to which the Borrower is a party has been duly executed and delivered by the Borrower and is the legal, valid and binding obligation of the Borrower enforceable in accordance with its terms, subject to any applicable bankruptcy, insolvency, general equity principles or other similar laws affecting the enforcement of creditors' rights generally.

          (e) The execution, delivery and performance of the Amendment Documents will not (i) violate any provision of any existing law, statute, rule, regulation or ordinance, (ii) conflict with, result in a breach of, or constitute a default under (A) the certificate of incorporation or by-laws of the Borrower, (B) any order, judgment, award or decree of any court, governmental authority, bureau or agency, or (C) any mortgage, indenture, lease, contract or other agreement or undertaking to which the Borrower is a party or by which the Borrower or any of its properties or assets may be bound, or (iii) result in the creation or imposition of any lien or other encumbrance upon or with respect to any property or asset now owned or hereafter acquired by the Borrower.

          (f) No consent, license, permit, approval or authorization of, exemption by, notice to, report to, or registration, filing or declaration with any person is required in connection with the execution, delivery, performance or validity of the Amendment Documents or the transactions contemplated thereby.

     5. No Defenses. The Borrower expressly acknowledges and agrees that (a) as of October 31, 2000, the outstanding principal amount of (i) the Revolving Loan is $0, (ii) all Acquisition Advances is $0, and (iii) the Term Loan is $2,390,050.60, and (b) such amounts, together with accrued interest thereon, are owed to the Bank without defense, offset or counterclaim of any nature whatsoever. The Borrower hereby waives and releases all claims against the Bank with respect to the Obligations and the documents evidencing or securing the same.

     6. Bank Costs. The Borrower shall reimburse the Bank on demand for all costs, including legal fees and expenses, incurred by the Bank in connection with this Agreement, the other Amendment Documents and the transactions referenced herein. If such amounts are not paid within ten days of the Bank's request therefor, the Borrower hereby authorizes the Bank to charge the Borrower's account for the amount of such fees and expenses.


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     7. No Change.  Except as expressly set forth  herein,  all or the terms and provisions of the Loan Agreement shall continue in full force and effect.

     8. Counterparts. This Agreement may be executed by the parties hereto in separate counterparts and all such counterparts taken together shall constitute one and the same instrument.

     9. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New Jersey.

     IN WITNESS WHEREOF, the Borrower and the Bank have executed this Agreement as of the date above written.

                                         SUMMIT BANK

                                         By:  /s/ Lisa Cohen
                                              --------------------------
                                              Lisa Cohen
                                              Vice President

                                         KATE GROUP INC.

                                         By:  /s/ Michael P. Sabanos
                                              --------------------------
                                              Michael P. Sabanos
                                              Senior Vice President
                                              and Chief Financial Officer